EXHIBIT 23.2


             [LETTERHEAD OF TAYLOR, POWELL, WILSON & HARTFORD, P.A.]


                                 August 16, 1999


Ladies and Gentlemen:

     We have issued our report dated January 14, 1998, accompanying the consolidated financial statements of First Bolivar Capital Corporation, which was subsequently merged into First M&F Corporation on December 31, 1998. The report of Shearer Taylor & Co., P.A. dated February 5, 1999, accompanying the consolidated financial statements of First M&F Corporation, refers to our report insofar as it relates to the amounts included for First Bolivar Capital Corporation as of December 31, 1997, and for the years ended December 31, 1997 and 1996.

     We hereby consent to the incorporation by reference of the Shearer Taylor & Co. P.A. report which refers to our report in this Registration Statement on Form S-4.


                                   Sincerely,

                                   /s/ Taylor, Powell, Wilson & Hartford, P.A.

                                   Taylor, Powell, Wilson & Hartford, P.A.

Greenwood, Mississippi